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                                                                   EXHIBIT 10.35
                         WESTERN MULTIPLEX CORPORATION



                                    Dated as of November 1, 1999


Ripplewood Holdings, L.L.C.
One Rockefeller Plaza
New York, NY 10020
Attention: Robert S. Lynch

Dear Mr. Lynch:


     Western Multiplex Corporation ("WMC") hereby engages Ripplewood Holdings, L.L.C. ("Ripplewood") to provide consulting and management advisory services to WMC, as requested by WMC. These services will be in connection with financial and strategic corporate planning and other management services as WMC and Ripplewood shall mutually agree.

     In consideration of the consulting and management advisory services described herein WMC agrees to pay Ripplewood an annual fee (the "Management Fee") equal to 1% of net revenue, as calculated in accordance with generally accepted accounting principles. The Management Fee will be paid quarterly in arrears. This agreement will terminate on June 30, 2000.


                                                  WESTERN MULTIPLEX CORPORATION


                                                  By:  /S/ Nancy Huber
                                                       ------------------------
                                                       Name:  Nancy Huber
                                                       Title: CFO


Agreed and accepted by:

RIPPLEWOOD HOLDINGS, L.L.C.


By:  /S/ Jeffrey M. Hendren
     -------------------------
     Name:  Jeffrey M. Hendren
     Title:  Managing Director